Exhibit 99.1

Monopar Expands Radiopharma Intellectual Property Portfolio with Patent Filing on New Compounds and Linkers

WILMETTE, Ill., October 15, 2024 — Monopar Therapeutics Inc. (Nasdaq: MNPR), a clinical-stage radiopharma company focused on developing innovative treatments for cancer patients, today announced the filing of a provisional patent covering new therapeutic radiopharmaceuticals based on a family of linkers used to connect radioisotopes with targeting agents, including Monopar’s uPAR targeting antibody MNPR-101.

Highlights of the patent filing include:

●	Composition of Matter: Claims cover a family of linkers, as well as Monopar’s uPAR targeting agents linked with these along with therapeutic radioisotopes

●	Stability and Biodistribution: These proprietary new linkers have been created to enhance the stability and biodistribution of Monopar’s array of therapeutic radiopharmaceuticals

●	Versatility: The newly developed linker family works with a wide range of isotopes and targeting molecules, including small molecules/peptides and antibodies

“This provisional patent could enable us to use these linkers to create new proprietary radiopharmaceuticals going after well-established, high-value cancer targets that we are interested in,” commented Andrew Cittadine, Monopar’s Chief Operating Officer. “We also believe that these linkers may be of great interest to others in the industry, opening the door to potential licensing and development collaborations.”

“These novel linkers and compositions of matter exemplify Monopar’s passion and commitment to being an innovator in the radiopharma space,” said Chandler Robinson, MD, Monopar’s Chief Executive Officer.

About Monopar Therapeutics Inc.

Monopar Therapeutics is a clinical-stage radiopharmaceutical company focused on developing innovative treatments for cancer patients, including Phase 1-stage MNPR-101-Zr for imaging advanced cancers, Phase 1a-stage MNPR-101-Lu and late preclinical-stage MNPR-101-Ac225 for the treatment of advanced cancers, as well as early development stage programs against solid cancers. For more information, visit: www.monopartx.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Examples of these forward-looking statements include statements concerning: that these proprietary new linkers have been created to enhance the stability and biodistribution of Monopar’s array of therapeutic radiopharmaceuticals; that this newly developed linker family works with a wide range of isotopes and targeting molecules, including small molecules/peptides and antibodies; and that this provisional patent could enable Monopar to use these linkers to create new proprietary radiopharmaceuticals going after well-established, high-value cancer targets of interest to Monopar or others in the industry opening the door to potential licensing and development collaborations. The forward-looking statements involve risks and uncertainties including, but not limited to: that the new linker family may not be as stable in humans as anticipated; that patent applications may not result in allowed patents; that if allowed, the patents may be too narrow in scope to provide protection needed to successfully develop the radiopharma program; that we may expend available funds sooner than anticipated or require additional funding due to change in circumstances or unanticipated events; that future preclinical or clinical data will not be as promising as the data to date; not successfully enrolling the MNPR-101-Zr Phase 1 and/or the MNPR-101-Lu clinical trials; that MNPR-101-Zr and/or MNPR-101-Lu may cause unexpected serious adverse effects or fail to image or be effective against the cancer tumors in humans; and the significant general risks and uncertainties surrounding the research, development, regulatory approval, and commercialization of imaging agents and therapeutics. Actual results may differ materially from those expressed or implied by such forward-looking statements. Risks are described more fully in Monopar's filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Monopar undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made. Any forward-looking statements contained in this press release represent Monopar’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date.

CONTACT:

Monopar Therapeutics Inc.

   Investor Relations

Karthik Radhakrishnan

Chief Financial Officer

karthik@monopartx.com

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